EXHIBIT 10.37

AMENDMENT TO EMPLOYMENT AGREEMENT

RECITAL

Interleukin Genetics, Inc., employer, and Kenneth S. Kornman, employee, do mutually desire to amend an existing employment agreement, dated December 1999 and incorporated herein by reference, as follows:

AMENDMENT TO THE EMPLOYMENT AGREEMENT

The employer and the employee agree that the Term of the current Employment Agreement between the two parties shall be extended until March 31, 2003 without alteration, except that the second sentence in Section 6(e) (Termination Without Cause) shall be deleted and the following language shall be substituted therefor:

“If Employee is so terminated by Employer pursuant to this Section 6(e) during the Term, or if the Term of the current employment is not further extended until at least March 31, 2004, Employer shall (i) pay to Employee the Base Salary ($276,250 per year), and (ii) provide the same health insurance benefits to which Employee was entitled hereunder, both for a period of one year commencing with the date of termination.”

EMPLOYER		EMPLOYEE

By	/s/ Philip R. Reilly	By	/s/ Kenneth S. Kornman
	Philip R. Reilly, CEO		Kenneth S. Kornman
Interleukin Genetics, Inc.

Date:	12/06/02	Date:	12/06/02